Exhibit 3.1
Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION

of

COVIDIEN PUBLIC LIMITED COMPANY

(As amended by special resolution dated 20th March 2013)

Incorporated the 16th day of January 2009

Arthur Cox
Earlsfort Centre
Earlsfort Terrace
Dublin 2

Cert. No.: 466385

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

COVIDIEN PUBLIC LIMITED COMPANY

(As amended by special resolution dated 13th May 2009)

1.	The name of the Company is Covidien public limited company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

(1)
(a)    To carry on the business of a healthcare services development company operating in the healthcare field, and to design, manufacture, produce, supply and provide advanced surgical tools and supplies, sutures and wound care products, needles and syringes, diagnostic imaging agents, contrast media for diagnostic imaging, vascular therapy apparatus, respiratory devices, endomechanical, soft tissue repair, energy, oximetry and monitoring, airway and ventilation, vascular, SharpSafety and clinical care products, generic pharmaceuticals, active pharmaceutical ingredients and dosage pharmaceuticals and other devices or products of a surgical, pharmaceutical or medical character necessary or suitable for the proper treatment of sick or injured persons or patients and to carry on business as merchants of and dealers in, first aid appliances, medical and surgical accessories, hospital fittings and requisites, and in all accessories and supplies required for use in the treatment of and care of the sick and injured, and to buy, sell, manufacture and deal in all articles, goods, wares, materials and substances, and to construct, own, operate, manage, furnish and equip with all necessary conveniences, furniture and equipment hospitals, radiotherapy units, private hospitals, nursing homes, convalescent homes, crèches, hydropathic establishments and similar healthcare undertakings, with all suitable accommodation for the treatment and care of patients, and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

(b)
To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company's board of directors and to exercise its powers as a shareholder of other companies.

(c)	To acquire the entire issued share capital of Covidien Ltd., a Bermudan registered company.

(2)
To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

(3)
To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

(4)
To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

(5)	To sell or otherwise dispose of any of the property or investments of the Company.

(6)
To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company's employees and to lend or otherwise provide money to such schemes or the Company's employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

(7)
To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(8)
To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

(9)
To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(10)
To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

(11)	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(12)
To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(13)
To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(14)
To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company as defined by section 155 of the Companies Act, 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

(15)
To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(16)	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(17)
To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(18)
To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and chases in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

(19)
To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

(20)
To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

(21)
To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

(22)
To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

(23)
To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company's capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(24)
To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

(25)
To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belong g to this Company or of which this Company may have the power of disposing.

(26)
To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

(27)
To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company's property or rights.

(28)
To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

(29)
To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

(30)	To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

(31)
To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

(32)	To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

(33)	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

(34)	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

(35)	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this cause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE:
It is hereby declared that the word "company" in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The liability of the members is limited.

5.
The share capital of the Company is €40,000 and US$225,000,000 divided into 40,000 ordinary shares of €1 each, 1,000,000,000 ordinary shares of US$0.20 each and 125,000,000 preferred shares of US$0.20 each.

6.
The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company's articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

For and on behalf of Fand Limited                Thirty Nine Thousand, Nine Hundred and
Arthur Cox Building Earlsfort Terrace                Ninety Four Ordinary Shares
Dublin 2

For and on behalf of Attleborough limited                 One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2

For and on behalf of                        One Ordinary Share
AC Administration Services Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2

Jacqueline McGowan-Smyth                    One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Chartered Secretary

James Heary                            One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Chartered Accountant

Richard Steen                            One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Solicitor

Karol Corcoran                            One Ordinary Share
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Solicitor

Dated the 14th day of January 2009

Witness to the above signatures:

Louise Gaffney, Arthur Cox Building,
Earlsfort Terrace, Dublin 2

COMPANIES ACTS 1963 TO 2009

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

COVIDIEN PUBLIC LIMITED COMPANY

(As amended by special resolution dated 20th March 2013)

PRELIMINARY

1.	The regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.
2.    (a)    In these articles:
"Act" means the Companies Act, 1963 (No. 33 of 1963) as amended by the Companies Acts 1977 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts.
"1983 Act" the Companies (Amendment) Act 1983.
"1990 Act" means the Companies Act 1990 (No. 33 of 1990).
"Acts" means the Companies Acts 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts.
"address" includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.
"Assistant Secretary" means any person appointed by the Secretary from time to time to assist the Secretary.
"Clear Days" in relation to the period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.
"electronic communication" has the meaning given to those words in the Electronic Commerce Act 2000.
"electronic signature" has the meaning given to those words in the Electronic Commerce Act 2000.
"Ordinary Resolution" means an ordinary resolution of the Company's members within the meaning of section 141 of the Act.
"Redeemable Shares" means redeemable shares in accordance with section 206 of the 1990 Act.
"Register" means the register of members to be kept as required in accordance with section 116 of the Act,
"Special Resolution" means a special resolution of the Company's members within the meaning of section 141 of the Act
"the Company" means the company whose name appears in the heading to these articles.
"the Directors" or "the Board" means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.
"the Group" means the Company and its subsidiaries from time to time and for the time being.

"the Holder" in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.
"the Office" means the registered office from time to time and for the time being of the Company.
"the seal" means the common seal of the Company.
"the Secretary" means any person appointed to perform the duties of the secretary of the Company.
"these articles" means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force.

(b)
Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c)
Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d)	References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force.

(e)
The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(f)	Reference to US$, USD, or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.
SHARE CAPITAL AND VARIATION OF RIGHTS

3.	(a) The share capital of the Company is €40,000 and US$225,000,000 divided into 40,000 ordinary shares of €l each, 1,000,000,000 ordinary shares of US$0.20 each and 125,000,000 preferred shares of US$0.20 each.

(b)	The rights and restrictions attaching to the ordinary shares shall be as follows:

(i)
subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per ordinary share held at any general meeting of the Company;

(ii)	the right to participate pro rata in all dividends declared by the Company; and

(iii)	the right, in the event of the Company's winding up, to participate pro rata in the total assets of the Company.
The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Directors from time to time in accordance with article 3(c).

(c)
The Directors are authorised to issue all or any of the authorised but unissued preferred shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:

(i)
redeemable at the option of the Company, or the Holders, or both, with the manner of the redemption to be set by the Board, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

(ii)
entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series;

(iii)	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

(iv)
convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this article 3(c). The Board may at any time before the allotment of any preferred share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such preferred shares.
The rights conferred upon the Holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of preferred shares in accordance with this article 3.

(d)
An ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire ordinary shares, or an interest in ordinary shares, from such third party. In these circumstances, the acquisition of such shares or interest in shares by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act.

4.	Subject to the provisions of Part XI of the 1990 Act and the other provisions of this article, the Company may:

(a)
pursuant to section 207 of the 1990 Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors; or

(b)
subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares pursuant to section 211 of the 1990 Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes.

5.
Without prejudice to any special rights previously conferred on the Holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

6.    (a)    Without prejudice to the authority conferred on the Directors pursuant to article 3 to issue preferred shares in the capital of the Company, if at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the Holders of three-fourths of the issued shares in that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of that class, provided that, if the relevant class of Holders has only one Holder, that person present in person or by proxy, shall constitute the necessary quorum. To every such meeting the provisions of article 30 shall apply.

(b)
The redemption or purchase of preferred shares or any class of preferred shares shall not constitute a variation of rights of the preferred Holders where the redemption or purchase of the preferred shares has been authorised solely by a resolution of the ordinary Holders.

(c)	The issue, redemption or purchase of any of the US$125,000,000 preferred shares of US$0.20 shall not constitute a variation of the rights of the Holders of ordinary shares.

(d)
The issue of preferred shares or any class of preferred shares which rank pari passu with, or junior to, any existing preferred shares or class of preferred shares shall not constitute a variation of the existing preferred shares or class of preferred shares.

7.
The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

8.(a)    Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount save in accordance with sections 26(5) and 28 of the 1983 Act, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b)
Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)
The Directors are, for the purposes of section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 20) up to the amount of Company's authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles of association.

(d)
The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (c) of this article as if section 23(1) of the said 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.

(e)	Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

9.
The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

10.
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

11.
No person shall be entitled to a share certificate in respect of any ordinary share held by them in the share capital of the Company, whether such ordinary share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.

12.
The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by section 60 of the Act.

TRANSFER OF SHARES

13.(a)    The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, an Assistant Secretary or any duly authorized delegate or attorney of the Secretary or Assistant Secretary (whether an individual, a corporation or other body of persons, whether corporate or not, and whether in respect of specific transfers or pursuant to a general standing authorization), and the Secretary, Assistant Secretary or a relevant authorized delegate shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary, Assistant Secretary or a relevant authorized delegate as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of section 81 of the Act. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b)
The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company's lien shall extend to all dividends paid on those shares.

(c)
Notwithstanding the provisions of these articles and subject to any regulations made under section 239 of the 1990 Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

14.
Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

15.	The Directors may decline to recognise any instrument of transfer unless the instrument of transfer is in respect of one class of share only.

16.	If the Directors refuse to register a transfer, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.
17.(a)    The Directors may from time to time fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of the Company. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors, and the record date shall be not more than eighty nor less than ten days before the date of such meeting. If no record date is fixed by the Directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given. Unless the Directors determine otherwise, a determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment or postponement of the meeting.

(b)
In order that the Directors may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than thirty nor less than two days prior to such action. If no record date is fixed, the record date for determining members for such purpose shall be at the close of business on the day on which the Directors adopt the resolution relating thereto.

18.
Registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to the requirements of section 121 of the Act.

19.	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.
TRANSMISSION OF SHARES

20.
In the case of the death of a member, the survivor or survivors where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons.

21.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.

22.
If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

23.
A person becoming entitled to a share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

24.	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

25.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act; or

(c)
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

26.
The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

GENERAL MEETINGS

27.
The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to section 140 of the Act, all general meetings of the Company may be held outside of Ireland.

28.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

29.
The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in section 132 of the Act.

30.
All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:

(a)
the necessary quorum shall be two or more persons holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting;

(b)	any Holder of shares of the class present in person or by proxy may demand a poll; and

(c)	on a poll, each Holder of shares of the class shall have one vote in respect of every share of the class held by him.

31.	A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.
NOTICE OF GENERAL MEETINGS

32.(a)    Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a special resolution, shall be called by not more than sixty Clear Days' notice and not less than twenty-one Clear Days' notice and all other extraordinary general meetings shall be called by not more than sixty Clear Days' notice and not less than fourteen Clear Days' notice.

(b)
Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Provided that the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the members of the Company as of the record date set by the Directors and to the Directors and the Auditors.

(c)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.
PROCEEDINGS AT GENERAL MEETINGS

33.
All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors, the election of Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.

34.
No business may be transacted at an annual general meeting of members, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by any member of the Company (i) who is a member on the date of the giving of the notice provided for in articles 34, 37, 46-47 and 50-51 and on the record date for the determination of members entitled to vote at such meeting and (ii) who complies with the procedures set forth in articles 34, 37, 46-47 and 50-51; provided, in each case, that such business proposed to be conducted is, under applicable law, an appropriate subject for action by members.

35.
No business may be transacted at an extraordinary general meeting of members, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), (c) otherwise properly brought before the meeting by any members of the Company pursuant to the valid exercise of the power granted under the Acts, or (d) otherwise properly brought before the meeting by any member of the Company (i) who is a member on the date of the giving of the notice provided for in articles 35, 37 and 48-51 and on the record date for the determination of members entitled to vote at such meeting and (ii) who complies with the procedures set forth in articles 35, 37 and 48-51; provided, in each case, that such business proposed to be conducted is, under applicable law, an appropriate subject for action by members.

36.
Nominations of persons for election to the Board may be made at any annual general meeting of members, or at any extraordinary general meeting of members called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof), (b) in relation to extraordinary general meetings only, by any members of the Company pursuant to the valid exercise of the power granted under the Acts, or (c) by any member of the Company (i) who is a member on the date of the giving of the notice provided for in articles 36 and 52-53 and on the record date for the determination of members entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth in articles 46-51.

37.
No business shall be conducted at the general meeting of members except business brought before the meeting in accordance with the procedures set forth in articles 34-35, 37 and 46-51; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in articles 34-35, 37 or 46-51 shall be deemed to preclude discussion by any member of any such business. If the Chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No business shall be conducted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place.

38.
No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The Holders of shares, present in person or by proxy (whether or not such Holder actually exercises his voting tights in whole, in part or at all at the relevant general meeting), entitling them to exercise a majority of the voting power of the Company on the relevant record date shall constitute a quorum.

39.	Any general meeting duly called at which a quorum not present shall be adjourned and the Company shall provide notice pursuant to article 32 in the event that such meeting is to be reconvened.

40.
The Chairman, if any, of the Board within the meaning of article 90, shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

41.
If at any meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairman of the meeting.

42.
The Chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place without notice other than by announcement of the time and place of the adjourned meeting by the Chairman of the meeting. The Chairman of the meeting may at any time without the consent of the meeting adjourn the meeting to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed by the Board. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

43.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

(a)	the Chairman; or

(b)	by at least three members present in person or by proxy; or

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)
by a member or members holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the notes recorded in favour of or against such resolution.
The demand for a poll may be withdrawn.

44.
Except as provided in article 45, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

45.
A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

ADVANCE NOTICE OF MEMBER BUSINESS AND NOMINATIONS

46.
In addition to any other applicable requirements, for business to be properly brought before an annual general meeting by a member, such member must have given timely notice thereof in proper written form to the Secretary of the Company.

47.
To be timely for an annual general meeting, a member's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company at least 120 calendar days before the first anniversary of the date that the Company's proxy statement was released to members in connection with the previous year's annual general meeting of members. However, if no annual general meeting of members was held in the previous year or if the date of the annual general meeting of members has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received by the Secretary at the registered office of the Company by the later of (i) 150 calendar days prior to the date of the contemplated annual general meeting or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the members of the date of the contemplated annual general meeting.

48.
In addition to any other applicable requirements, for business to be properly brought before an extraordinary general meeting by a member, such member must have given timely notice thereof in proper written form to the Secretary of the Company.

49.
To be timely for an extraordinary general meeting, a member's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company by the later of (i) 120 calendar days before the date of the extraordinary general meeting or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the members of the date of the contemplated extraordinary general meeting.

50.
To be in proper written form, a member's notice to the Secretary must set forth as to each matter such member proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's register of members, of the member proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by such member; (iv) the dates upon which the member acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such member in such business; and (vii) a statement in support of the matter and, for proposals sought to be included in the Company's proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8.

51.
In addition, if the member intends to solicit proxies from the members of the Company, such member shall notify the Company of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and/ or Rule 14a-8.

52.
Only persons who are nominated in accordance with the procedures in articles 36 and 52-53 shall be eligible for election as directors of the Company, except as may be otherwise provided in these articles or any appendix hereto with respect to the right of holders of preferred shares of the Company to nominate and elect a specified number of directors in certain circumstances. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. Such notice to the Secretary shall set forth the information required in articles 50-51. In addition, the notice must include, as to each person whom the member proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to the Company that such nominee has no interests that would limit such nominee's ability to fulfil their duties of office).

53.
The Company may require any proposed nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. If the Chairman of the meeting determines that a nomination was not made in accordance with the procedures in articles 36 and 52-53, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

VOTES OF MEMBERS

54.
Subject to any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, on a show of hands every member present in person and every proxy shall have one vote, but so that no one member shall on a show of hands have more than one vote in respect of the aggregate number of shares of which he is the Holder, and on a poll every member who is present in person or by proxy shall have one vote for each share of which he is the Holder.

55.
When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

56.
A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

57.
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

58.	Votes may be given either personally or by proxy.
59.(a)    Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form which the Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve.

(b)
Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

60.
Any body corporate which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

61.
An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

62.
Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

63.(a)    A vote given or poll demanded in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, at least one hour before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts PROVIDED HOWEVER, that where such intimation is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

(b)
The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

64.	The instrument appointing a proxy shall, be deemed to confer authority to demand or join in demanding a poll.
DIRECTORS

65.
The number of Directors shall not be less than two nor more than 15. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors which receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. lf, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her. If there be no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

66.
Each Director shall be paid a fee for the services at such rate as may from time to time be determined by the Board. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

67.
If any Director shall be called upon to perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

68.	No shareholding qualification for Directors shall be required. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

69.
Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.

BORROWING POWERS

70.
Subject to Part III of the 1983 Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

71.
The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts.

72.
The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

73.	The Company may exercise the powers conferred by section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

74.
A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with section 194 of the Act.

75.
Save as otherwise provided by these articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest which is material or a duty which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

(a)
A Director shall be entitled (in the absence of some other material interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i)
the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

(ii)
the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)
any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)
any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or member or otherwise howsoever, provided that he is not the Holder of or beneficially interested in 1% or more of the issued shares of any class of such company or of the voting rights available to members of such company (or of a third company through which his interest is derived) (any such interest being deemed for the purposes of this article to be a material interest in all circumstances);

(v)
any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities;

(vi)
any proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire shares in the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits or may benefit; or

(vii)	any proposal concerning the giving of any indemnity pursuant to article 123(a) or the discharge of the cost of any insurance coverage purchased or maintained pursuant to article 81 and article 123(b).

(b)
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under sub-paragraph (a)(iv) of this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment,

(c)
If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director's interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the Chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the Chairman (as defined in article 90), such question may be resolved by a resolution of a majority of the Directors (other than the Chairman) present at the meeting at which the question first arises.

(d)	For the purposes of this article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director.

(e)	The Company by Ordinary Resolution may suspend or relax the provisions of this article to any extent or ratify any transaction not duly authorised by reason of a contravention of this article.

76.
A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

77.
The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

78.
Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

79.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

80.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

81.
The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other Company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

DISQUALIFICATION OF DIRECTORS

82.	The office of a Director shall be vacated ipso facto if the Director:

(a)	is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act; or

(b)	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

(c)	is removed from office under article 87.
APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

83.
At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

84.	Every Director shall be eligible to stand for re-election at an annual general meeting.

85.	If a Director offers himself for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution for the re-election of such Director has been defeated.

86.	The Company may from time to time by Special Resolution increase or reduce the maximum number of Directors.

87.
The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these regulations or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

88.
The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article 87 and without prejudice to the powers of the Directors under article 65 the Company in general meeting by Ordinary Resolution may appoint any person to be a Director either to fill a casual vacancy or as an additional Director, subject to the maximum number of Directors set out in article 65.

89.
The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.

90.	The Directors may appoint any person to fill the following positions:

(a)	Chairman of the Board:

If the Directors have elected a Director to be the Chairman, the Chairman shall preside at all meetings of the Board and at general meetings of the Company.

(b)	Chief Executive Officer:
One of the senior executives shall be appointed Chief Executive Officer of the Company by the Board. The Chief Executive Officer shall have such powers and perform such duties as may be conferred upon him or her by the Board.

(c)	President:
The President shall be appointed by the Directors and shall have such powers and perform such duties as the Board may assign.

(d)	Vice Presidents:
Each Vice President shall have such powers and perform such duties as may be conferred upon him or her by the Board or determined by the Chief Executive Officer.

(e)	Treasurer:
The Treasurer shall have the oversight and control of the funds of the Company and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the Company except as otherwise provided in these articles.

(f)	Controller:
The Controller shall have the oversight and control of the accounting records of the Company and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the Company.

(g)	Secretary:
It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the members and Board of the Company, and of its Committees, and to authenticate records of the Company. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.
A provision of the Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

(h)	Assistant Treasurers:
The Assistant Treasurers shall have such duties as the Treasurer shall determine.

(i)	Assistant Secretaries:
The Assistant Secretaries shall have such duties as the Secretary shall determine.

(j)	Other Officers:
The powers and duties of all other officers are at all times subject to the control of the Directors, and any other officer may be removed at any time at the pleasure of the Board.
PROCEEDINGS OF DIRECTORS

91.(a)    The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors in office at the time when the meeting is convened. Questions arising at any meeting shall be decided by a majority of votes. Each director present and voting shall have one vote.

(b)
Any Director may participate in a meeting of the Directors by means of telephonic or other such communication whereby all persons participating in the meeting can hear each other speak, and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and any director may be situated in any part of the world for any such meeting.

92.	The Chairman or any four Directors, may, and the Secretary on the requisition of the Chairman or any four Directors shall, at any time summon a meeting of the Directors.

93.
The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the necessary quorum of Directors, the continuing

Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

94.
The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office. Any Director may be elected no matter by whom he was appointed but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

95.
The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees.

96.
A committee may elect a Chairman of its meeting. If no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

97.
All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

98.
Notwithstanding anything in these articles or in the Acts which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors either by mail not less than forty eight (48) hours before the date of the meeting, by telephone, email, or any other electronic means on not less than twenty four (24) hours' notice, or on such shorter notice as person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Any director may waive any notice required to be given under these articles, and the attendance of a director at a meeting shall be deemed to be a waiver by such Director.

99.
A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.

THE SEAL

100.(a)    The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors.

(b)	The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
DIVIDENDS AND RESERVES

101.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

102.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

103.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

104.
The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

105.
Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

106.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the shares of the Company.

107.
Any general meeting declaring a dividend or bonus and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or bonus or interim dividend wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

108.
Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company's account in respect of the relevant amount shall be evidence of good discharge of the Company's obligations in respect of any payment made by any such methods.

109.	No dividend shall bear interest against the Company.

110.
If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

111.(a)    The Directors shall cause to be kept proper books of account, whether in the form of documents, electronic form or otherwise, that:

(i)	correctly record and explain the transactions of the Company;

(ii)	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(iv)	will enable the accounts of the Company to be readily and properly audited.
Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.
The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.

(b)
The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)
In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(d)
A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors' report and Auditors' report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

CAPITALISATION OF PROFITS

112.
Without prejudice to any powers conferred on the Directors as aforesaid and subject to the Directors' authority to issue and allot shares under articles 8(c) and 8(d), the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution. Whenever such a resolution is passed in pursuance of this article 112, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

AUDIT

113.	Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.
NOTICES

114.	Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).
115.(a)    A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company;

(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address; or

(iv)
by sending, with the consent of the member, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company).

(b)
For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 48 hours after despatch.

(f)
Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(g)
Notwithstanding anything contained in this article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(h)
Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company's audited accounts and the directors' and auditor's reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form PROVIDED HOWEVER that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

(i)
Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.

116.
A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

117.(a)    Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

(b)
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

118.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

119.
A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

WINDING UP

120.
If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

121.(a)    In case of a sale by the liquidator under section 260 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.

(b)
The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sate.

122.
If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY
123.(a)    Subject to the provisions of and so far as may be admitted by the Acts, every Director and the Secretary of the
Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b)	The Directors shall have power to purchase and maintain for any Director, the Secretary or other employees of the Company insurance against any such liability as referred to in section 200 of the Act.

(c)
As far as is permissible under the Acts, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any Company subsidiary (each individually, a "Covered Person"), against any expenses, including attorney's fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is, threatened to be made a party, or is otherwise involved (a "proceeding"), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person's duty to the Company, or (b) such Covered Party's conscious, intentional or wilful breach of the obligation to act honestly and in good faith with I view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of auditor in relation to the Company.

(d)
In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of auditor in relation to the Company.

(e)
Any indemnification under this article (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.

(f)
As far as permissible under the Acts, expenses, including attorneys' fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these articles.

(g)
It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these articles, any agreement, any insurance purchased by the Company, vote of members or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article, references to the "Company" include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED HOLDERS

124.(a)    The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that;

(i)
for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and

(ii)
at the expiration of the said period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and

(b)
the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

(c)
To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

(d)
To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

(e)
The Company may only exercise the powers granted to it in sub-paragraph (a) above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

(f)	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to sub-paragraph (a) may be executed in accordance with Article 13(a).
DESTRUCTION OF DOCUMENTS

125.	The Company may destroy:

(a)
any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(b)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(c)	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it.
and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i)
the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)
nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(iii)	references in this article to the destruction of any document include references to its disposal in any manner,
SALE, LEASE OR EXCHANGE OF ASSETS

126.
The Board is hereby expressly authorised to sell, lease or exchange all or substantially all of the Company's property and assets, including the Company's goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other company or companies, as the Board deems expedient and for the best interests of the Company subject to authorisation by an Ordinary Resolution of members and any additional vote required by article 127. Notwithstanding authorisation or consent to a proposed sale, lease or exchange of the Company's property and assets by the members, the Board may abandon such sale, lease or exchange without further action of the members, subject to the rights, if any, of third parties under any contract relating thereto. Notwithstanding the foregoing, no resolution adopted by the members shall be required for a sale, lease or exchange of property and assets of the Company to a subsidiary. For the purposes of this article 126:

(a)	the property and assets of the Company include the property and assets of any subsidiary of the Company; and

(b)
"subsidiary" means any entity wholly owned and controlled, directly or indirectly, by the Company and includes, without limitation, companies, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

SHAREHOLDER RIGHTS PLAN

127.
The Board is hereby expressly authorised to adopt any Shareholder Rights Plan, upon such terms and conditions as the Board deems expedient and in the best interests of the Company, subject to applicable law.

BUSINESS COMBINATION

128.(a)    Notwithstanding anything to the contrary contained in these articles, the Company shall not engage in any business combination with any interested member for a period of three years following the time that such member became an interested member, unless:

(i)	prior to such time the Board approved either the business combination or the transaction which resulted in the member becoming an interested member;

(ii)
upon consummation of the transaction which resulted in the member becoming an interested member, the interested member owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested member) those shares owned (i) by persons who are directors and also officers and (ii) employee shares plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(iii)	at or subsequent to such time the business combination is approved by the Board and authorised by way of Special Resolution without the interested member.

(b)
The Board shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this article, including, without limitation, (a) whether a Person is an interested member, (b) the number of shares or other securities beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the fair market value of the Company's securities or securities of any subsidiary of the Company, and the good faith determination of the Board on such matters shall be conclusive and binding for all the purposes of this article;

(c)	As used in this article only, the term;

(i)	"Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another person.

(ii)
"Associate", when used to indicate a relationship with any person, means: (a) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (b) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(iii)	"Business combination", when used in reference to any company and any interested member of such company, means:

(A)
any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (1) the interested member, or (2) any other company, partnership, unincorporated association or other entity if the amalgamation or consolidation is caused by the interested member;

(B)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a member of such company, to or with the interested member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

(C)
any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the interested member, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such company or any such subsidiary which securities were outstanding prior to the time that the interested member became such; (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such company subsequent to the time the interested member became such; (iii) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (iv) any issuance or transfer of shares by the Company; provided however, that in no case under items (iii) and (iv) of this subparagraph shall there be an increase in the interested member's proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

(D)
any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the interested member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of shares not caused, directly or indirectly, by the interested member; or

(E)
any receipt by the interested member of the benefit, directly or indirectly (except proportionately as a member of such company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (A)-(D) of this paragraph) provided by or through the Company or any direct or indirect majority-owned subsidiary,

(iv)
"Control", including the terms "controlling", "controlled by" and "under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(v)	"Company" means a company and any other incorporated association or entity.

(vi)
"Interested member" means any Person, including its Affiliates and Associates (other than the Company and any direct or indirect majority-owned subsidiary of the Company), that is, or was at any time within the three-year period immediately prior to the date in question, the Owner of 15% or more of the outstanding voting shares of the Company; provided, however, that the term "interested member" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an interested member if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested member, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of (ix) of this subsection but shall not include any other unissued shares of such company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(vii)	"Person" means any individual, company, partnership, unincorporated association or other entity.

(viii)	"Shares" means, with respect to any company, capital shares and, with respect to any other entity, any equity interest.

(ix)
"Voting shares" means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting shares shall refer to such percentage of the votes of such voting shares.

129.	"Owner", including the terms "own" and "owned", when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

(A)	beneficially owns such shares, directly or indirectly; or

(B)
has (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered shares are accepted for purchase or exchange; or (2) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(C)
has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of subparagraph (b) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

Names, addresses and descriptions of subscribers

For and on behalf of Fand Limited
Arthur Cox Building Earlsfort Terrace
Dublin 2

For and on behalf of
Attleborough Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2

For and on behalf of
AC Administration Services Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2

Jacqueline McGowan-Smyth
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Chartered Secretary

James Heary
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Chartered Accountant

Richard Steen
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Solicitor

Karol Corcoran
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Solicitor

Dated the 14th day of January 2009
Witness to the above signatures:
Louise Gaffney, Arthur Cox Building,
Earlsfort Terrace, Dublin 2

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

COVIDIEN PUBLIC LIMITED COMPANY

(As amended by special resolution dated 20th March 2013)

Arthur Cox
Arthur Cox Building
Earlsfort Terrace
Dublin 2